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                                                                   EXHIBIT 10.44



                    [ALEXANDER L. WEIS, PH.D. LETTERHEAD]



November 2, 1994

Richard L. Love
President and CEO
Biovensa Inc.
14960 Omicron Drive
San Antonio, Texas 78245

Dear Dick:

        This is a side letter referred to in an Employment Agreement executed today but dated effective November 2, 1994 (the "Employment Agreement"), between Biovensa Inc. (the "Company") and Alexander L. Weis, Ph.D. ("Employee"). This letter sets forth certain special agreements between the Company and Employee with respect to the research activities of Lipitek International, Inc. ("Lipitek"), as follows:

               (i) Employee is the owner and chief executive officer of Lipitek which, among other activities, engages in research to identify potential new compounds or drugs for development.

               (ii) Lipitek may conduct such research as it deems appropriate, provided that, unless expressly authorized by the Company, Employee agrees that, during the term of the Employment Agreement, he will not permit Lipitek to (A) engage in research with respect to any specific (e.g. not by class or category) compound or molecule for use in the treatment of cancer if, prior to initiating such research, the Institute for Drug Development ("IDD"), an affiliate of the Company, has disclosed to Employee, or Employee otherwise has actual knowledge, that IDD is actively engaged in research with respect to such specific compound or molecule for use in the treatment of cancer, or (B) engage in a research program with respect to a class or category of compounds or molecules for the treatment of cancer (a "Research Program") if, prior to initiating such Research Program, IDD has disclosed to Employee, or Employee otherwise has actual knowledge, that IDD is actively engaged in a substantially similar Research Program, provided that, notwithstanding clause (B), if Lipitek makes a discovery with respect to a specific compound or molecule as a result of research not restricted under clause (A) and such discovery dictates, in Lipitek's reasonable opinion, further research under a Research Program restricted under clause (B), Lipitek may conduct such Research Program for the limited purpose of conducting further research of such compound or molecule or derivatives related thereto.





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Mr. Richard L. Love
November 2, 1994
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               (iii)   As to research, during the term of the Employment
       Agreement, Employee agrees to cause Lipitek to grant to the Company a 60-day right of first refusal to develop, on competitive terms, any compounds or drugs which Lipitek discovers for use in the treatment of cancer and, with respect to which, Lipitek is the owner of the rights to the compound or drug discovered. With respect to such right of first refusal for a particular compound or drug, unless a development agreement is entered into with another party within 60 days of the Company's election not to exercise the right of first refusal, or within 60 days of the expiration of the 60-day period of the right of first refusal, whichever occurs first, Employee will not, during the term of the Employment Agreement, permit Lipitek to enter into a development agreement with another party covering such compound or drug for use in the treatment of cancer without first reoffering the development to the Company, on competitive terms.

               (iv) As used in this side letter, the phrase "use in the treatment of cancer" shall exclude any use in the diagnosis of cancer.

       Please confirm that the above represents our agreement with respect to the research activities of Lipitek by executing this letter where indicated below and returning a signed copy to me at your earliest convenience.


                                            Very truly yours,

                                            /s/ ALEXANDER L. WEIS

                                            Alexander L. Weis, Ph.D.



AGREED:

BIOVENSA INC.


By    /s/ RICHARD L. LOVE
  ---------------------------
        Richard L. Love,
       President and CEO